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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.      )

Check the appropriate box:

☐   Preliminary Information Statement

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☑   Definitive Information Statement

PHI, Inc.

(Name of Registrant As Specified In Its Charter)

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PHI, Inc.
2001 SE Evangeline Thruway
Lafayette, Louisiana 70508
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2006
To the Holders of Voting Stock of PHI, Inc.:
     The 2006 Annual Meeting of Stockholders of PHI, Inc. (“PHI”) will be held at Lafayette Hilton & Towers (Cedar Room), 1521 West Pinhook Road, Lafayette, Louisiana, on Monday, May 15, 2006, at 8:00 a.m., local time, to:
1.	Elect directors.

2.	Ratify the appointment of Deloitte & Touche as PHI’s independent registered public accounting firm.

3.	Transact such other business as may properly be brought before the meeting or any adjournments thereof.
     Holders of record of PHI’s voting common stock at the close of business on April 17, 2006, are entitled to notice of and to vote at the meeting.
     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Michael J. McCann

Michael J. McCann
Secretary
Lafayette, Louisiana
April 24, 2006

INFORMATION STATEMENT
ELECTION OF DIRECTORS
STOCK OWNERSHIP
EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
RELATIONSHIP WITH REGISTERED INDEPENDENT
OTHER MATTERS

PHI, Inc.
2001 SE Evangeline Thruway
Lafayette, Louisiana 70508
INFORMATION STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
May 15, 2006
     This Information Statement is furnished to holders of voting common stock (“Voting Stock”) of PHI, Inc. (“PHI” or “the Company”) at the direction of its Board of Directors (the “Board”) in connection with the Annual Meeting of Stockholders of PHI (the “Meeting”) to be held on May 15, 2006, at the time and place set forth in the accompanying notice and at any adjournments thereof.
     Holders of record of Voting Stock at the close of business on April 17, 2006, are entitled to notice of and to vote at the Meeting. On that date, PHI had outstanding 2,852,616 shares of Voting Stock, each of which is entitled to one vote, and 11,836,812 shares of non-voting common stock, none of which are entitled to vote.
     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
     This Information Statement is first being mailed to stockholders on or about April 24, 2006. The cost of preparing and mailing the statement will be borne by PHI. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the material to their principals, and PHI will, upon request, reimburse them for their expenses in so doing.
ELECTION OF DIRECTORS
     The Company’s Amended and Restated By-Laws (the “By-laws”) establish the number of directors constituting the Board, and to be elected at the Meeting at six. Al A. Gonsoulin, PHI’s Chairman of the Board and Chief Executive Officer, holds more than a majority of PHI’s outstanding Voting Stock, and his vote alone is sufficient to decide all matters to be voted on at the Meeting. Mr. Gonsoulin has informed PHI that he intends to vote all of his shares for (i) the election of the six persons identified below who have been nominated to serve on our Board and (ii) ratifying the appointment of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2006. As a result, the outcome of those votes is assured, no matter how the other holders of Voting Stock vote their shares. In the unanticipated event that one or more nominees cannot be a candidate at the Meeting, the By-laws provide that the number of authorized directors will be reduced automatically by the number of such nominees unless the Board by a majority vote of the entire Board selects an additional nominee.

Nomination of Directors
     The Board does not have a nominating committee or other committee performing similar functions. The rules of the Nasdaq Stock Market (“Nasdaq”) provide that a “controlled company” is exempt from having its director nominees selected by a nominating committee. A controlled company is defined, in part, as a company of which more than 50% of the voting power is held by an individual. As Mr. Gonsoulin owns over 50% of the Company’s voting stock, PHI is a “controlled company” within the definition of the Nasdaq rules, and the Board believes that it is appropriate for PHI not to have a nominating committee. The full Board does, however, approve all nominees, and a shareholder who wishes for the Board to consider an individual as a director nominee should communicate that desire in writing to the Chairman of the Board at the Company’s address. Similarly, a shareholder who wishes to communicate with the Board on any other subject should direct such communication to the Secretary of the Company at the Company’s address, who will be responsible for disseminating such communication to the Board.
     In addition to suggesting candidates to the Board, shareholders may nominate candidates directly by following the Board nomination procedure set forth in the By-laws. Under this procedure, a shareholder wishing to make a nomination must provide written notice to the Company’s Secretary containing all information about the proposed nominee required by Regulation 14A under the Securities Exchange Act of 1934, including his or her name, age, business and residence address, principal occupation, class and number of shares beneficially owned and entitled to vote at the meeting, and such nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected. Also, the shareholder must include his or her own name, address, and class and number of shares beneficially owned and entitled to vote at the meeting. Upon receipt of a shareholder’s nomination, the Company’s secretary will appoint two independent inspectors to determine whether these procedures were satisfied. To be timely, a shareholder’s notice must be delivered to the Company, addressed to the Secretary, or mailed and received by the Company not less than 45 nor more than 90 days before the meeting. If the Company provides fewer than 55 days notice of the meeting, that deadline is extended until the close of business on the 10th day following the date notice was given.
     The Board identifies potential nominees for director, other than current directors standing for reelection, through business and other contacts. The Board does not have a formal policy with regard to the consideration of director candidates nominated by PHI’s other shareholders. The Board primarily considers a nominee’s business experience, career positions held and particular areas of expertise. There is no difference in the manner in which the Board evaluates nominees for director based on whether the nominee is recommended by a shareholder or by a member of the Board.
Information about Directors
     The following table sets forth certain information as of April 24, 2006, with respect to each candidate nominated by of the Board. All such nominees were recommended by the Chairman of the Board. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years. The Board has determined, using criteria established by Nasdaq and the

Securities and Exchange Commission (the “SEC”), that each nominee other than Messrs. Bospflug and Gonsoulin is independent.

		Year First
		Became a
Name and Age	Principal Occupation	Director
Al A. Gonsoulin, 63	Chairman of the Board and Chief Executive Officer	2001
	of PHI(1)
Lance F. Bospflug, 51	Self-employed(2)	2001
Arthur J. Breault, Jr., 66	Tax lawyer and consultant(3)	1999
C. Russell Luigs, 73	Consultant(4)	2002
Richard H. Matzke, 69	Consultant(5)	2002
Thomas H. Murphy, 51	Member, Murco Oil & Gas, LLC	1999
	(oil & gas production and investments)(6)

(1)	For more than five years, until December 31, 2001, Mr. Gonsoulin was President of the Sea Mar division of Nabors Industries. He acquired a controlling interest in PHI in September, 2001, and shortly thereafter became Chairman of PHI’s Board. He was appointed Chief Executive Officer of PHI following Mr. Bospflug’s resignation in May 2004.

(2)	Mr. Bospflug joined PHI in September 2000 as President and was appointed Chief Executive Officer in August 2001. Before joining PHI he was Chief Financial Officer, and from 1999 to 2000 Chief Executive Officer, of T.L. James & Company, Inc., a diversified construction, marine dredging and timber company. Mr. Bospflug resigned as President and Chief Executive Officer of PHI in May 2004. Mr. Bospflug is currently self-employed.

(3)	For more than 16 years until 1997, when he retired, Mr. Breault was a partner in Deloitte & Touche LLP, concentrating in tax matters.

(4)	Mr. Luigs retired from GlobalSantaFe, Inc. (formerly Global Marine, Inc.) in September 2002. He was President and Chief Executive Officer of Global Marine from the time he joined that company in 1977 until 1998. He was also Chairman of the Board of Global Marine from 1982 until 1999, and Chairman of the Executive Committee of the board of Global Marine from 1999 until its merger with Santa Fe International Corporation in 2001. He continued as a Director of GlobalSantaFe until May 2005.

(5)	Mr. Matzke retired from ChevronTexaco, Inc. in February 2002, where he had served as Vice Chairman of the Board since January 2000 and as a member of the Board of Directors since 1997. From November 1989 through December 1999, Mr. Matzke served as President of Chevron Overseas Petroleum Inc., where he was responsible for directing Chevron’s oil exploration and production activities outside of North America. Mr. Matzke was employed by Chevron Corporation and its predecessors and affiliates from 1961 through his retirement in 2002.

(6)	For the last eight years, Mr. Murphy has been a member and co-owner of Murco Oil and Gas, LLC.
Meetings of the Board
     During the year ended December 31, 2005, the Board held four meetings. Each incumbent director attended at least 75% of the aggregate number of Board and Committee meetings of which he was a member.

     The Board does not have a policy regarding Board member attendance at the annual stockholders meeting, but such meeting is normally held in conjunction with a regularly scheduled Board meeting in order to make attendance at both convenient. All Board members attended the 2005 annual meeting. The 2006 meeting will not be held in conjunction with a regularly scheduled Board meeting, so we do not expect all directors to attend the meeting.
Board Committees
     The Board has an Audit Committee, whose current members are Messrs. Breault, Luigs, Matzke and Murphy (Chairman). This committee, which held four meetings during 2005, is responsible for performing the responsibilities described in the Audit Committee Charter.
     The Board also has a Compensation Committee, whose current members are Messrs. Breault (Chairman), Luigs, Matzke, and Murphy. This committee, which met three times during 2005, is responsible for determining the compensation of officers and key employees, and administering PHI’s incentive compensation plans.
     For the reasons discussed above under the caption “Nomination of Directors,” the Board does not have a nominating committee.
Director Compensation
     Prior to 2006, each director other than Mr. Gonsoulin received an annual retainer of $30,000, which was increased to $50,000 on January 1, 2006. Additionally, each such director receives a meeting fee of $3,000 for each Board or Committee meeting attended in person and $1,000 for each meeting attended by telephone. Committee chairs receive an additional $1,000 per meeting.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% stockholders to file with the SEC reports of ownership and changes in ownership of our equity securities. To the best of our knowledge, all required forms were timely filed with the SEC during 2005, except that Thomas Murphy, one of our directors, filed a Form 4 on November 22, 2005, for the purchase of one thousand shares of our non-voting stock that were acquired in the open market on November 16, 2005.
STOCK OWNERSHIP
Stock Ownership of Directors and Executive Officers
     The following table sets forth certain information concerning the beneficial ownership of each class of outstanding PHI common stock as of April 17, 2006 held by (a) each director and nominee for director of PHI, (b) each executive officer identified under the heading “Executive Compensation and Certain Transactions — Summary of Executive Compensation” (“Named

Executive Officers”) and (c) all directors and executive officers of PHI as a group, determined in accordance with Rule 13d-3 of the SEC. Unless otherwise indicated, the securities shown are held with sole voting and investment power.

	Class of PHI	Number of	Percent of
Beneficial Owner	Common Stock	Shares(1)	Class
Directors and Nominees

Al A. Gonsoulin	Voting	1,482,266	52.0
	Non-Voting	100,000	*

Lance F. Bospflug	Voting	0	*
	Non-Voting	0	*

Arthur J. Breault, Jr.	Voting	0	*
	Non-Voting	4,657	*

C. Russell Luigs	Voting	10,000	*
	Non-Voting	10,000	*

Richard H. Matzke	Voting	0	*
	Non-Voting	0	*

Thomas H. Murphy	Voting	5,000	*
	Non-Voting	6,000	*

Named Executive Officers (2)

Michael J. McCann	Voting	0	*
	Non-Voting	25,000	*

Richard A. Rovinelli	Voting	0	*
	Non-Voting	0	*

William P. Sorenson	Voting	0	*
	Non-Voting	0	*

All directors and executive	Voting	1,497,266	52.5
officers as a group (9 persons)	Non-Voting	45,657	*

*	Less than one percent.

(1)	Includes shares of non-voting stock issuable upon exercise of stock options as follows: Mr. McCann – 25,000 shares; and all directors and executive officers as a group, 45,657 shares. Shares subject to options currently exercisable by a person are deemed to be outstanding for purposes of computing the percent of class owned by such person and by all directors and executive officers as a group.

(2)	Information on Mr. Gonsoulin’s ownership is included under “Directors and Nominees” above.

Stock Ownership of Certain Beneficial Owners
     The following table shows the number of shares of PHI Voting Stock beneficially owned as of April 17, 2006 by persons, known by us to beneficially own more than 5% of the outstanding shares of PHI’s Voting and Non-Voting Stock, determined in accordance with Rule 13d-3 of the SEC. The information in the table is based on a review of such holders’ filings with the SEC. Each person listed below has sole voting and investment power with respect to the shares beneficially owned unless otherwise stated.

		Amount of
		Beneficial		Percent of
Name and Address of Beneficial Owner		Ownership		Class
Al A. Gonsoulin 2001 S.E. Evangeline Thruway	Voting	1,482,266		52.0%
Lafayette, Louisiana	Non-Voting	100,000		*

Strong Capital Management 100 Heritage Reserve	Voting	193,162		6.8%
Menomonee Falls, Wisconsin	Non-Voting	630,242		5.3%

Wells Fargo & Company 420 Montgomery Street	Voting	206,130	(1)	7.23%
San Francisco, CA 94104	Non-Voting	980,143		8.28%

Wells Capital Management Incorporated 525 Market Street	Voting	182,980	(2)	6.41%
San Francisco, CA 94105	Non-Voting	950,895		8.03%

Wells Fargo Funds Management, LLC 525 Market Street	Voting	*		*
San Francisco, CA 94105	Non-Voting	765,326		6.47%

St. Dennis J. Villere & Company 210 Baronne St., Suite 808	Voting	287,147	(3)	10.07%
New Orleans, Louisiana	Non-Voting	1,182,605		9.99%

FMR Corp 82 Devonshire Street	Voting	283,600	(4)	9.94%
Boston, Massachusetts	Non-Voting	*		*

Woodbourne Partners 200 N. Broadway, Suite 825	Voting	222,598	(5)	7.8%
St. Louis, Missouri	Non-Voting	*		*

Baron Capital 767 Fifth Avenue	Voting	0		*
New York, NY	Non-Voting	1,075,000		9.08%

OppenheimerFunds, Inc. 225 Liberty Street	Voting	0		*
New York, NY	Non-Voting	600,000		5.07%

Wellington Management Company, LLP 75 State Street	Voting	0		*
Boston, MA	Non-Voting	600,000		5.07%

*	Less than five percent.

(1)	Wells Fargo & Company has sole voting power with respect to 203,280 of these shares and sole investment power with respect to 206,130 of these shares.

(2)	Wells Capital Management Incorporated has sole voting power with respect to 57,426 of these shares and sole investment power with respect to 182,980 shares.

(3)	St. Denis J. Villere & Company has shared voting and investment power with respect to all of these shares with its clients as an investment advisor.

(4)	FMR Corp does not have the power to direct the voting of any of these shares.

(5)	Woodbourne Partners, L.P.’s general partner, Clayton Management Company, has sole voting and investment power with respect to these shares.

EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS
Summary of Executive Compensation
     The following table summarizes for the past three years, the compensation of PHI’s Chief Executive Officer and the other three executive officers of PHI.
Annual Compensation

Name and Principal				All Other
Position	Year	Salary	Bonus(4)	Compensation(2)(3)
Al A. Gonsoulin (1)	2005	$497,596	0	$18,682
Chairman and Chief	2004	$389,423	0	$17,766
Executive Officer	2003	$375,000	0	$16,638

Michael J. McCann	2005	$199,519	0	$15,895
Chief Financial	2004	$181,731	0	$20,171
Officer, Secretary and Treasurer	2003	$175,000	0	$10,942

Richard A. Rovinelli	2005	$174,519	0	$10,808
Chief Administrative	2004	$155,769	0	$10,849
Officer and Director of Human Resources	2003	$150,000	0	$8,416

William P. Sorenson	2005	$174,519	0	$19,495
Director of Marketing	2004	$155,769	0	$17,855
and Planning	2003	$150,000	0	$23,127

(1)	Mr. Gonsoulin has been Chairman of the Board of PHI since September, 2001 and became Chief Executive Officer in May 2004.

(2)	For each year, includes the aggregate value of matching Company contributions and allocations to the Company’s 401(k) plan, and the value of term life insurance coverage provided. During 2005, the following matching contributions and allocations to the Company’s 401(k) plan were credited to the accounts of: Mr. Gonsoulin — $14,176; Mr. McCann - $9,475; Mr. Rovinelli — $8,106; and Mr. Sorenson — $9,207. Also during 2005, the value of term life and disability insurance premiums paid or reimbursed by the Company was: Mr. Gonsoulin - $4,506; Mr. McCann — $2,070; Mr. Rovinelli — $1,751; and Mr. Sorenson — $2,471.

(3)	Amounts shown also include the following amounts reimbursed for unused vacation: For 2005, $4,350 for Mr. McCann, $951 for Mr. Rovinelli and $7,817 for Mr. Sorenson.

(4)	For 2005, the total incentive compensation for non-represented employees and management was $2.2 million. The incentive compensation amounts for each individual in the executive group and management has not been finally determined.

Aggregated Option Exercises during 2005 and Options at December 31, 2005
     The following table contains information with respect to the Named Executive Officers concerning options exercised in 2005 and unexercised options held as of December 31, 2005. All options held are exercisable. No options were granted to any of the Named Executive Officers in 2005.

			Number of Securities	Value of Unexercised In-
	Shares Acquired		Underlying Unexercised	the-Money Options at
Name	on Exercise	Value Realized	Options at December 31, 2005	December 31, 2005 (1)
Al A. Gonsoulin	0	0	0	0
Michael J. McCann	0	0	25,000	$403,750
Richard A. Rovinelli	0	0	0	0
William P. Sorenson	0	0	0	0

(1) Reflects the difference between the $31.00 closing price of the Common Stock on December 31, 2005, and the respective exercise prices of the options.
Supplemental Executive Retirement Plan
     In 2004, the Board of Directors terminated the Supplemental Executive Retirement Plan (“SERP”), subject to any vested rights, and PHI has offered participants a substitute benefit in the Officer Deferred Compensation Plan based on the present value of the participants’ interest in the SERP. In January 2006, the participants agreed to such substitute benefits and as a result approximately $2.2 million of SERP liability will be transferred to the Deferred Compensation liability in 2006. Of this total, the amounts related to Messrs. McCann, Rovinelli, and Sorenson, are $262,000, $216,000, and $194,000, respectively.
Compensation Committee Interlocks and Insider Participation
     The Compensation Committee consists of Arthur Breault, Jr., C. Russell Luigs, Richard H. Matzke and Thomas Murphy. Each member of the Compensation Committee is independent within the meaning of the applicable Nasdaq rules, and no member has ever been an officer or employee of PHI or any of its subsidiaries. In 2005, none of our executive officers served as a director or member of the Compensation Committee of another entity, where an executive officer served as our director or on our Compensation Committee.
The Compensation Committee’s Report on Executive Compensation
     General. The functions of the Compensation Committee are to determine compensation and benefits of the chief executive officer, and other officers and key employees, and to administer PHI’s incentive compensation plans. The Compensation Committee has historically utilized an outside consultant to assist the Committee in obtaining relevant information on pay practices at comparable organizations and to assist in the development of compensation programs that are consistent with the Committee’s compensation philosophy and objectives.

     The Compensation Committee’s overall policy regarding executive compensation is to ensure that PHI’s compensation programs provide competitive salary levels, as well as short and long-term incentives. This policy is intended to facilitate the attraction and retention of highly desirable individuals, promote individual recognition for favorable performance, and support the Company’s short- and long-range business objectives and strategies
     Under federal tax laws, publicly held companies may be prohibited from deducting as an expense for federal income tax purposes total compensation in excess of $1 million paid to certain executive officers in a single year. However, there is an exception for “performance based” compensation, including stock options and performance-based restricted stock awards. The Compensation Committee expects to keep “non-performance based” compensation within the $1 million limit so that all executive compensation will be fully deductible.
     PHI’s executive compensation currently consists of two principal components: salary and annual incentive payments.
     Salary and Annual Incentive Payments. Salaries for officers other than the Chief Executive Officer have been established and subsequently reviewed with the aid of an outside consultant. In 2005, following a review by the Compensation Committee, Mr. Gonsoulin’s compensation was increased to $500,000 per year.
     For 2005, the total incentive compensation for non-represented employees and management was $2.2 million. The incentive compensation amounts for each individual in the executive group and management has not been finally determined.
     The Compensation Committee believes that the compensation of the Chief Executive Officer and other executive officers is competitive with comparable companies.
     By the members of the Compensation Committee:
Arthur J. Breault, Jr.
C. Russell Luigs
Richard H. Matzke
Thomas H. Murphy

Performance Graph
     The following performance graph compares PHI’s cumulative total stockholder return on its Voting Stock for the last five years with the cumulative total return on the Russell 2000 Index and the Oil Service Index, assuming the investment of $100 on January 1, 2000, at closing prices on December 31, 1999, and reinvestment of dividends. The Russell 2000 Index consists of a broad range of publicly-traded companies with small market capitalizations of $0.5 billion to $1.07 billion, and is published daily in the Wall Street Journal. The peer group companies are Bristow Group, Inc.; Tidewater, Inc.; Gulfmark Offshore, Inc.; CHC Helicopter Corp.; Seacor Holdings, Inc.; and Air Methods Corp.
Cumulative Total Returns as of December 31:

Index	2000	2001	2002	2003	2004	2005
PHI	100.00	154.08	228.35	188.75	198.61	238.83

Peer Group	100.00	91.24	86.35	91.89	123.73	134.67

OSX	100.00	69.83	69.48	75.29	99.33	145.97

Russell 2000	100.00	99.24	78.70	114.72	134.22	138.68
(Amounts in whole dollars)

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee of PHI’s Board of Directors is composed of non-employee directors. It operates under a charter that was revised in early 2005. The Board has made a determination that all members of the Audit Committee satisfy the requirements of the SEC and Nasdaq as to independence and are financially sophisticated within the meaning of the Nasdaq rules. The Board has also determined that it is not clear whether any member of the Audit Committee is an “audit committee financial expert” within the meaning of SEC Rules, but the Board does not believe the presence of an audit committee financial expert is necessary in view of the overall financial sophistication of Committee members. This is a report of the Committee’s activities relating to 2005.
     The Audit Committee reviewed in detail and discussed with management and the independent auditors, among other things, (i) all unaudited quarterly financial statements and all quarterly reports filed with the SEC on Form 10-Q; (ii) the annual audited financial statements and the annual report filed with the SEC on Form 10-K; (iii) management’s quarterly and annual certifications regarding internal controls and the independent auditors’ attestation with respect to the annual certification, and (v) the matters required to be discussed with the independent auditors by SAS 61 (Codification of statements on Auditing Standards, AU Section 380) . The Committee also received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent auditors their independence.
     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the 2005 fiscal year for filing with the SEC.
     In accordance with the rules of the SEC, the foregoing information is not deemed to be “soliciting material,” or to be “filed” with the SEC or subject to its Regulation 14A, other than as provided in that Regulation, or to be subject to the liabilities of section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.
     By the members of the Audit Committee:
Thomas H. Murphy, Chairman
Arthur J. Breault, Jr.
C. Russell Luigs
Richard H. Matzke

RELATIONSHIP WITH REGISTERED INDEPENDENT
PUBLIC ACCOUNTANTS
General
     Our consolidated financial statements for 2004 and 2005 were audited by the firm of Deloitte & Touche, LLP, which will remain as PHI’s auditors until replaced by the Audit Committee. Representatives of Deloitte & Touche, LLP, are not expected to be present at the Meeting.
     The audit committee has selected Deloitte & Touche, LLP as PHI’s independent registered public accounting firm for the fiscal year ending December 31, 2006.
Fees
     The following is a summary of the fees billed to PHI and its subsidiaries by Deloitte & Touche, LLP for professional services rendered.

	Year ended December 31,
Fee Category	2005		2004
	Amount	Percentage	Amount	Percentage
Audit	$270,000	31%	$235,000	32%
Sarbanes-Oxley related fees	322,000	36%	369,000	50%
Tax fees	67,000	8%	88,000	12%
Other Fees	225,000	25%	41,000	6%

Total fees	$884,000	100%	$733,000	100%

Fees for audit services include fees associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q, services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements and services that generally only the independent auditors can provide. Sarbanes-Oxley fees relate to Sarbanes-Oxley Section 404 advisory and compliance services. Tax fees include assistance in the preparation of federal and state tax returns, related advice regarding tax compliance. Other fees included consulting work related to procurement of a contract for an incumbent worker training program grant, $152,000 in 2005, and no such related fees in 2004, and a review of the Company’s registration statements.
Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
     All audit and permissible non-audit services provided by the independent auditors are pre-approved by PHI’s Audit Committee. These services may include audit services, audit-related services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of service and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit

Committee may also pre-approve particular services on a case-by-case basis.
OTHER MATTERS
Quorum and Voting
     The presence, in person or by proxy, of a majority of the Company’s total voting power is necessary to constitute a quorum. Stockholders voting or abstaining from voting by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors will be determined by plurality vote. The proposal to ratify the appointment of our independent registered public accounting firm will require approval of holders of a majority of the Company’s total voting power.
     A broker or nominee holding shares registered in its name, or in the name of its nominee, that are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner has the discretion to vote the beneficial owner’s shares with respect to the election of directors. Shares as to which a broker or nominee does not vote on a matter are referred to as broker non-votes on that matter. Broker non-votes will be counted as not present at the Meeting except with respect to the convening of the Meeting and the election of directors. Broker non-votes will have no effect on the election of directors but will have the effect of a vote against the ratification of the appointment of our independent registered public accounting firm.
     The Board does not know of any matters to be presented at the Meeting other than those described herein.
Stockholder Proposals
     Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy or information materials relating to the 2007 annual meeting of stockholders must forward such proposal to the Company’s Secretary at the address set forth on the first page of this Information Statement in time to arrive at PHI before March 6, 2007.
     The Company’s by-laws state that for any business to be properly brought before the annual meeting, notice of the proposal must be received by the Company no later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the first anniversary of the preceding year’s annual meeting. In case of the 2007 annual meeting, this provision will require notice between February 4, 2007 and March 6, 2007. If, however, the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day before such annual meeting and not later than the close of business on the later of the 60th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.
     This notice must set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

By Order of the Board of Directors

/s/Michael J. McCann

Michael J. McCann
Secretary
Lafayette, Louisiana
April 24, 2006